Exhibit 10.35

REVOLVING LOAN AND SECURITY AGREEMENT

C&J WELL SERVICES, LLC,
a Delaware limited liability company

and

CJ BERRY WELL SERVICES MANAGEMENT, LLC,
a Delaware limited liability company
collectively as “Borrower”,
on the one hand, and

TRI COUNTIES BANK,
a California banking corporation,
as “Lender”, on the other

Dated as of August 9, 2022

Page

1.DEFINITIONS AND INTERPRETATIONS.    1
1.1Definitions    1
1.2Accounting Terms and Determinations    12
1.3Construction    12
1.4Exhibits and Schedules    12
1.5No Presumption Against Any Party    12
1.6Independence of Provisions    13
1.7Changes in GAAP    13
2.CREDIT FACILITY.    13
2.1Revolving Line of Credit.    13
2.2Letters of Credit.    14
2.3Use of Proceeds.    18
2.4Loan Account    18
2.5Manner of Borrowing and Payment.    18
2.6Disbursements, Reimbursement    19
2.7Overadvance    20
2.8Unused Commitment Fee    20
2.9Annual Upfront Fee    20
3.SECURITY INTEREST.    20
3.1Grant of Interest    20
3.2Collateral    20
3.3Perfection.    21
4.CONDITIONS PRECEDENT    21
4.1Conditions to Initial Advance    21
4.2Conditions to all Advances    23
5.REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER    23
5.1State of Organization, Existence and Authority.    23
5.2Name; Trade Names and Styles    24
5.3Place of Business; Location of Collateral    24
5.4Title to Collateral; Permitted Liens    24
5.5Maintenance of Collateral    25
5.6Books and Records    25
5.7Financial Condition, Statements and Reports    25
5.8Tax Returns and Payments; Pension Contributions    25
5.9Compliance with Law    25
5.10Litigation    26
5.11No Default    26
5.12No Advice    26
5.13Continuing Warranties    26

6.RECEIVABLES / ACCOUNTS.    26
6.1Representations Relating to Documents and Legal Compliance    26
6.2Collection of Accounts    26
6.3Verification    26
7.ADDITIONAL COVENANTS OF THE BORROWER    26
7.1Financial and Other Covenants    27
7.2Insurance    27
7.3Reports    27
7.4Information.    28
7.5Access to Books and Records and Collateral    29
7.6Negative Covenants    29
7.7Litigation Cooperation    30
7.8Further Assurances    30
7.9Terrorism and Anti-Money Laundering    30
7.10Field Audits    31
7.11Landlord Waivers    32
7.12Third Party Custody    32
7.13Certificates of Title    32
8.EVENTS OF DEFAULT AND REMEDIES.    32
8.1Events of Default    32
8.2Remedies    34
8.3Standards for Determining Commercial Reasonableness    35
8.4Power of Attorney.    36
8.5Application of Proceeds After Event of Default    38
8.6Remedies Cumulative    38
9.GENERAL PROVISIONS.    38
9.1Application of Payments    38
9.2Charges to Accounts    38
9.3Monthly Accountings    38
9.4Notices    38
9.5Severability    39
9.6Integration    39
9.7Amendment and Waivers    39
9.8Borrower Waivers    40
9.9No Liability for Ordinary Negligence    40
9.10Actions    40
9.11Time of Essence    40
9.12Attorneys’ Fees, Costs and Charges    40
9.13Benefit of Agreement and Assignment.    41
9.14Entire Understanding.    41
9.15Successors and Assigns.    42
9.16Application of Payments    42
9.17Indemnity    42
9.18Captions    42

1.1Independent Counsel    43
1.2Publicity    43
1.3Governing Law; Jurisdiction; Venue.    43
1.4Relationship of Parties    43
1.5Counterparts and Electronic Signatures    43
1.6WAIVER OF RIGHT TO TRIAL BY JURY; JUDICIAL REFERENCE
IN THE EVENT OF JURY TRIAL WAIVER UNENFORCEABILITY    44
10.CROSS-GUARANTY    44
10.1Cross-Guaranty    44
10.2Waivers by Each Borrower    45
10.3Benefit of Guaranty    46
10.4Subrogation and Related Waivers.    46
10.5Election of Remedies    46
10.6Liability.    47
EXHIBIT A – Form of Borrowing Base Certificate EXHIBIT B – Trade Names
EXHIBIT C – Locations of Collateral
EXHIBIT D – Motor Vehicles

THIS REVOLVING LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into as of August 9, 2022, by and among C&J WELL SERVICES, LLC, a Delaware limited liability company (“C&J Well Services”), and CJ BERRY WELL SERVICES MANAGEMENT, LLC, a Delaware limited liability company (“CJ Berry Well Services Management”, and together with C&J Well Services, at times hereinafter referred to individually and collectively as “Borrower”), on the one hand, and TRI COUNTIES BANK, a California banking corporation (“Lender”), on the other hand.
1.DEFINITIONS AND INTERPRETATIONS.
1.1Definitions. As used in this Agreement, the following terms have the meanings set forth below. Capitalized terms not defined herein shall have the meanings set forth in the Code, as defined below.
    “Account” has the meaning set forth in Section 9102(a)(2) of the Code.
“Account Debtor” means a Person obligated on an Account, chattel paper or General Intangibles.
“Advance” means each advance, loan and financial accommodation from Lender to Borrower pursuant to this Agreement, whether now existing or hereafter arising and however evidenced, including those advances, loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time, and shall include the Revolving Advances and Letters of Credit.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through on or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” means this Revolving Loan and Security Agreement as amended, amended and restated, modified or supplemented from time to time. Each reference herein to “this Agreement,” “this Loan Agreement” “herein,” “hereunder,” “hereof” or other like words shall include this Agreement, and any annex, exhibit or schedule attached hereto or referred to herein.
“Annual Upfront Fee” has the meaning ascribed to that term set forth in Section 2.9, below.
“Anti-Money Laundering Laws” means the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 1 3324—Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended through the date hereof, and other federal laws and regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.
“Berry Corp.” means Berry Corporation (bry), a Delaware corporation.
“Borrowing Base” means the sum of eighty percent (80%) of the balance due on Eligible Accounts Receivable, which shall be determined by Lender upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as

Lender may from time to time reasonably require. After calculating the Borrowing Base as provided above, Lender may deduct such Reserves as Lender may establish from time to time in its Permitted Discretion.
“Borrowing Base Certificate” means a Borrowing Base Certificate substantially in the form of Exhibit “A” attached hereto.
“Borrowing Base Supporting Documentation” has the meaning set forth in Section 7.3(c) of this Agreement.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which California banks are authorized or required to close.
“Change of Control” shall be deemed to have occurred at such time as a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the current holders of the ownership interests in any Borrower) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single or series of transactions, of fifty percent (50%) or more, of the total voting power of all classes of stock or other ownership interests then outstanding of any Borrower normally entitled to vote in the election of directors or analogous governing body.
“Closing Date” means the date that all conditions precedent under Section 4.1 of this Agreement are satisfied.
“Code” means the Uniform Commercial Code as adopted and in effect in the State of California (or any other applicable jurisdiction, as the context may requir), from time to time.
“Collateral” has the meaning set forth in Section 3.2 of this Agreement.
“Contract Rate” means a variable rate of interest as more particularly described in the Note.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Default Rate” shall have the meaning ascribed to such term in the Note.
“Deposit Account” means any deposit account (as defined in the Code) now or hereafter maintained by or for the benefit of Borrower, and all amounts therein, whether or not restricted or designated for a particular purpose.
“Dollars or $” means United States dollars.
“Eligible Accounts Receivable” shall consist solely of trade Accounts created in the ordinary course of Borrower’s business, upon which Borrower’s right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Lender has a perfected security interest of first priority, and shall not include:
(i)    any Account which is unpaid more than ninety (90) days past its due date;

(ii)    Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;
(iii)    that portion of any Account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;
(iv)    any Account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except Accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to Lender’s satisfaction);
(v)    any Account which represents an obligation of an Account Debtor located in a foreign country;
(vi)    any Account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower, except obligations from Berry Corp., and its Affiliates, pursuant to (ix), below;
(vii)    that portion of any Account, which represents interim or progress billings or retention rights on the part of the Account Debtor;
(viii)    any Account which represents an obligation of any Account Debtor when twenty percent (20%) or more of Borrower’s Accounts from such Account Debtor are not eligible pursuant to (i) above;
(ix)    that portion of any Account from an Account Debtor which represents the amount by which Borrower’s total Accounts from said Account Debtor exceeds twenty-five percent (25%) of Borrower’s total Accounts; provided, however, that (a) in the case of Accounts owing from California Resources Corporation, Chevron Corp., and Aera Energy, LLC, and their Affiliates, the aforesaid percentage shall be forty percent (40%), and (b) in the case of Accounts owing from Berry Corp., and its Affiliates, the aforesaid percentage shall be thirty percent (30%);
(x)    Accounts with respect to which Goods are placed on (a) consignment, (b) guaranteed sale, (c) sale or return, (d) sale on approval, (e) bill and hold, (f) demonstration or promotion, (g) credit memos or (h) other terms by reason of which the payment by the Account Debtor may be conditional;
(xi)    Accounts with respect to which the Goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;
(xii)    Accounts designated by Borrower with the term “unapplied credits” (i.e. payments received but not yet applied to a specific Account);
(xiii)    Accounts which arise from the sale, lease or rental of Goods which remain in the Borrower’s possession or under the Borrower’s control;

(xiv)    Accounts which are evidenced by a promissory note or chattel paper;
(xv)    Accounts (a) that are not owned by Borrower, or (b) in which Lender does not have a first priority perfected lien;
(xvi)     Accounts that the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable Account Debtor;
(xvii)    Contra-Accounts (that is, an Account payable to and receivable from the same payee-payor) but only to the extent of such potential counterclaim or setoff amount;
(xviii)    Cash-on-delivery Accounts; or
(xix)    any Account deemed ineligible by Lender when Lender, in its Permitted Discretion, deems the creditworthiness or financial condition of the Account Debtor, or the industry in which the Account Debtor is engaged, to be unsatisfactory.
“Environmental Laws” means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.
“Equipment” has the meaning set forth in Section 9102(a)(33) of the Code and includes, without limitation, all of Borrower’s furniture, fixtures, trade fixtures, tenant improvements owned by Borrower, all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and any and all regulations thereunder.
“Excluded Accounts” shall mean, collectively, any deposit account, securities account or other disbursement account which (a) is used exclusively for the payment of payroll, payroll taxes, salary, benefits, trust, employee benefits, withholding or escrow or fiduciary deposits, or (b) contain cash collateral in an aggregate amount not to exceed $1,000,000 to secure Borrower’s obligations under its corporate credit card and fuel purchase programs.
“Excluded Taxes” means any of the following taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) U.S. federal withholding taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in an Advance or its commitment hereunder to make any Advance, pursuant to a law in effect on the Closing Date or the date Lender changes its lending office, except to the extent that amounts with respect to such taxes were payable to Lender immediately before it changed its lending office; (c) taxes attributable to, if Lender is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, its failure to deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding; and (d) any U.S. federal withholding taxes imposed under FATCA.

“Event of Default” means any of the events set forth in Section 8.1 of this Agreement.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Fees and Costs” has the meaning set forth in Section 9.12 of this Agreement.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a consistent basis, applied both to classification of items and amounts.
“General Intangibles” has the meaning set forth in Section 9102(a)(42) of the Code and shall include, without limitation, payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation, life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, software, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).
“Goods” has the meaning set forth in section 9102(a)(44) of the Code.
“Hazardous Substance” means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.
“Hazardous Wastes” means all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.
“Indemnified Person” has the meaning set forth in Section 8.4(c) of this Agreement.
“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.
“Inventory” means all of Borrower’s now owned and hereafter acquired goods, including software embedded in such goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and, including without limitation, all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower’s business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.
“Investment Property” has the meaning set forth in Section 9102(a)(49) of the Code.
“LC Application” has the meaning set forth in Section 2.2(b) of this Agreement.
“LC Obligations” has the meaning set forth in Section 2.2(e) of this Agreement.
“L/C Related Documents” has the meaning set forth in Section 2.2(f) of this Agreement.
“Letter of Credit” when used in the singular and “Letters of Credit” when used in the plural shall have the meaning set forth in Section 2.2(a) of this Agreement.
“Letter of Credit Borrowing” has the meaning set forth in Section 2.6(b) hereof.
“Line of Credit” shall mean the credit facility described herein.
“Loan Account” has the meaning set forth in Section 2.6.
“Loan Documents” shall mean the Note and all other agreements, instruments and documents now or hereafter executed by Borrower, or either of them, and delivered to Lender in respect of the transactions contemplated by this Agreement, and shall include, without limitation, Letters of Credit, LC Applications, and L/C Related Documents.
“Material Adverse Effect” means a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower, (ii) the ability of Borrower duly and punctually pay or perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due), (iii) the value of the Collateral, or Lender’s liens on the Collateral or the privity of any such lien, or (iv) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the practical realization of the benefits of Lender’s rights or remedies.
“Material Litigation” shall have the meaning set forth in Section 5.10 hereof.
“Maturity Date” means June 5, 2025.
“Maximum Revolving Advance Amount” shall mean Fifteen Million and No/100 Dollars ($15,000,000.00), subject to Section 2.1 hereof.
“Maximum Undrawn Amount” shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may be available to be drawn, including any automatic increase provided for in such Letter of Credit.
“Note” shall mean that certain Promissory Note dated of even date herewith, in the Maximum Revolving Advance Amount, payable to the order of Lender, duly executed by Borrower, as required by Lender to evidence the Line of Credit, as originally executed and as it may from time to time be supplemented, modified or amended.

“Obligations” means all present and future advances (including, without limitation, the Advances), loans, overdrafts, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether or not evidenced by this Agreement, the Note, the Loan Documents, or any other instrument or document executed or delivered in connection therewith, whether arising from this or any other extension of credit, opening of a letter of credit, banker’s acceptance, trust receipt, loan, overdraft, guaranty, credit card program (including, but not limited to, Lender’s Purchasing Card Program and/or Fleet Card Program), indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys’ fees (including attorneys’ fees and expenses incurred in bankruptcy), expert witness fees and expenses, fees and expenses of consultants, audit fees, letter of credit fees, closing fees, facility fees, termination fees, and any other sums chargeable to Borrower under this Agreement or the Loan Documents.
“OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control.
“OFAC Prohibited Person” means a country, territory, individual or person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on The Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from the property directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or in such laws.
“Official Body” means any government or political subdivision or any agency, authority, bureau, commission, court or tribunal whether foreign or domestic.
“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any loan or Loan Document).
“Other Indebtedness” shall have the meaning set forth in Section 4.1 (n) hereof.
“Overadvance” has the meaning set forth in Section 2.7.
“Parent” means any Person holding a majority of the equity interest in a corporation or limited liability company.
“Permitted Discretion” means the sole business and credit judgment of Lender exercised in good faith. In exercising such judgment as it relates to the establishment of Reserves or the establishment or adjustment of any ineligibility of any Account as an Eligible Accounts Receivable for purposes of this Agreement, Permitted Discretion will require that such establishment or adjustment be based on the analysis of facts or events (including, but not limited to, the coming into effect of any change in law, regulation or other determination by a governmental agency having jurisdiction over Lender, or change in Lender’s policies, procedures or practices) that are different from the facts or events existing, occurring or discovered on or prior to the Closing Date, unless Borrower and Lender agree in writing. Reserves will not be established or changed except upon at least five (5) Business Days’ prior written notice to Borrower.
“Permitted Liens” means all of the following:
(a)    liens in favor of Lender;
(b)    existing liens disclosed to Lender in writing prior to the date hereof;
(c)    liens for taxes not yet delinquent or overdue for a period of more than any applicable grace periods with respect thereto, or which are being contested in good faith and by appropriate proceedings diligently conducted, if (i) such liens are junior and inferior to the liens in favor of Lender, and (ii) Borrower furnishes evidence reasonably satisfactory to Lender that adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP;
(d)    (i) statutory liens of landlords; (ii) liens of carriers, warehousemen, mechanics, materialmen, repairmen and suppliers imposed by law; and (iii) liens imposed pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided, that, in each case, any such liens are junior and inferior to the liens in favor of Lender, and secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which Borrower furnishes evidence reasonably satisfactory to Lender that adequate reserves determined in accordance with GAAP have been established by Borrower on its books;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
(f)    deposits to secure the performance of bids, trade contracts, forward or futures contracts (other than in respect of borrowed money), government contracts and leases (other than debt for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    easements, licenses, servitudes, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower;
(h)    leases, subleases, licenses or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of Borrower;
(i)    any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by Borrower in the ordinary course of business and covering only the assets so leased, licensed or subleased;
(j)    liens of a collection bank arising under Section 4-210 of the Code on items in the course of collection;
(k)    the filing of UCC financing statements (or equivalent) solely as a precautionary measure in connection with operating leases or consignment of goods;

(l)    liens that are normal and customary contractual rights of setoff or bankers’ liens relating to (i) the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of any Indebtedness, (ii) pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, or (iii) purchase orders and other agreements entered into with customers in the ordinary course of business;
(m)    liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;
(n)    liens that, when taken together with all such other liens incurred in reliance on this clause (n), secure obligations in an aggregate principal amount at any time outstanding not to exceed $500,000.00; provided, that, in each case, any such liens are junior and inferior to the liens in favor of Lender, and secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which Borrower furnishes evidence reasonably satisfactory to Lender that adequate reserves determined in accordance with GAAP have been established by Borrower on its books; and
(o)    liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto.
“Person” means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.
“Potential Default” means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.
“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.
“Receivables” means all of Borrower’s now owned and hereafter acquired Accounts, letter of credit rights, license fees, contract rights, chattel paper (including tangible chattel paper, electronic chattel paper, and intangible chattel paper), instruments (including promissory notes), drafts, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, Investment Property, supporting obligations and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.
“Reimbursement Obligations” shall have the meaning set forth in Section 2.6(a) hereof.
“Reserves” means such amounts as Lender, in its Permitted Discretion, may elect to impose in respect of the Borrowing Base at any time, including, without limitation: (a) reserves for overdue ad valorem, excise and personal property tax liabilities; (b) reserves for amounts then due, or coming due, to other creditors, including judgment creditors and sureties (bond claims); (c) bank product reserves in Lender’s Permitted Discretion to reflect the reasonably anticipated liabilities in respect of bank products of Borrower with Lender (including, without limitation, the amount of estimated maximum exposure, as determined by Lender from time to time, under any interest rate contracts which Borrower enters into with Lender (including interest rate swaps, caps, floors, options thereon, combinations thereof, or similar contracts)); (d) reserves for overdue, unpaid interest and fees; (e) reserves for claims or offsets of any Official Body; (f) reserves for rent at leased locations subject to statutory or contractual landlord’s liens, inventory shrinkage, dilution, customs charges, warehousemen’s or bailees’ charges; and (g) reserves for any other matter that Lender determines in its Permitted Discretion has, or may have, a negative impact on the value of the Collateral or to reflect criteria, events, conditions, contingencies or other risks that adversely affect any component of the Collateral, or the assets, business, financial performance or operations of Borrower.
“Revolving Advances” shall mean Advances other than Letters of Credit.
“Sanctions” shall mean any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.
“Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to Lender in a manner acceptable to Lender, in its sole discretion.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing (other than securities or interest having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Supporting Obligations” has the meaning set forth in Section 9102(77) of the Code.
“Tangible Net Worth” shall mean the value of total assets in accordance with GAAP (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less Total Liabilities.
“Total Liabilities” shall mean the aggregate of current liabilities and non-current liabilities, including but not limited to accrued and deferred income taxes, less Subordinated Liabilities.

“Toxic Substance” shall mean and include any material present on any facility of Borrower which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
1.2Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. In addition, unless otherwise specified herein all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.
1.3Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and references to the singular include the plural; references to any gender include any other gender; the part includes the whole; the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words, “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.
1.4Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.
1.5No Presumption Against Any Party. Neither this Agreement, any of the Loan Documents, any other documents, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement, the Loan Documents, and all other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and by their respective counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
1.6Independence of Provisions. All agreements and covenants hereunder, under the Loan Documents and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.
1.7Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement or any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b)

Borrower shall provide to Lender financial statements and other documents required under this Agreement or as requested by Lender hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the most recent audited financial statements of the Borrower for all purposes of this Agreement, not giving effect to any change in GAAP occurring prior to or after the date hereof as a result of the adoption of Account Standards Update No. 2016-02, Leases (Topic 842) issued by the Financial Accounting Standards Board on February 25, 2016, or any proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect prior to such adoption of Account Standards Update No. 2016-02, Leases (Topic 842), unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
2.CREDIT FACILITY.
1.1Revolving Line of Credit.
    (a)    Subject to the terms and conditions contained herein, Lender will make Revolving Advances to Borrower from the Closing Date until the Maturity Date, which may be borrowed, repaid and reborrowed, in aggregate amounts outstanding at any one time not to exceed the lesser of:
(x) the sum of: (i) the Maximum Revolving Advance Amount, less (ii) the outstanding principal amount of Revolving Advances, less (iii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, or
(y) an amount equal to the sum of: (i) the Borrowing Base, minus (ii) the outstanding Revolving Advances, minus (iii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus (iv) such Reserves as Lender may deem proper and appropriate from time to time in its Permitted Discretion (the “Line of Credit”).
    (b)    Borrowing Base Calculations. The Borrowing Base shall be calculated in good faith by Lender upon receipt from Borrower of the Borrowing Base Certificate and all supporting documentation required under this Agreement pursuant to Section 7.3 below. Lender will provide a Borrowing Base calculation to Borrower setting forth its determination of the Borrowing Base, which calculation will be conclusive and binding in the absence of manifest error. The Borrowing Base as determined by Lender will become effective upon calculation by Lender and will remain in effect until a new Borrowing Base is calculated by Lender in accordance with this Agreement.
(c)    Advance Request Procedures. Borrower shall notify Lender prior to 11:00 a.m., Pacific time, on a Business Day, of Borrower’s request for a Revolving Advance that day. Each such notice shall specify the date such Advance is to be made, the amount of such Advance, and shall comply with such other requirements as Lender determines in good faith are necessary or desirable in connection therewith. Any written request for an Advance received by Lender after 11:00 a.m. (Pacific time) shall not be considered by Lender until the next Business Day. Should any amount be required to be paid in accordance with the terms of this Agreement or any other Loan Documents, whether as interest, fees or other charges, or with respect to the principal amount of any Obligations, the same shall be deemed a request for a Revolving Advance as of the date such payment is due and, to the extent not paid when due, shall be a Revolving Advance made on such due date in the amount required to pay in full such interest, fees, charges or Obligation under this Agreement and/or the other Loan Documents, and such request shall be irrevocable.
(d)    Note. Accrued interest and outstanding principal of the Line of Credit shall be due and payable to Lender pursuant to the provisions of the Note. All payments of principal, interest and other amounts payable hereunder or under any of the Loan Documents shall be made to Lender not later than 12:00 noon (Pacific time) on the due date therefore in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any of the Loan Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.
1.2Letters of Credit.
    (a)    Subject to the terms and conditions hereof, Lender shall issue or cause the issuance of standby and/or commercial letters of credit (each, a “Letter of Credit”, or when referring to two or more, collectively, “Letters of Credit”)) for the account of Borrower for general corporate purposes; provided, however, that Lender will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance thereof would then cause (i) the sum of the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), in the aggregate, or (ii) the sum of (A) the outstanding Revolving Advances plus (B) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (1) the Maximum Revolving Advance Amount or (2) the Borrowing Base. All disbursements or payments made by Lender related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Contract Rate. Letters of Credit that have not been drawn upon shall not bear interest, but any applicable fees shall continue to accrue.
    (b)    Borrower shall request Lender to issue or cause the issuance of a Letter of Credit by delivering to Lender, prior to 10:00 a.m. (Pacific time), at least five (5) Business Days’ prior to the proposed date of issuance, by submitting Lender’s form of Letter of Credit Application (the “LC Application”) completed to the satisfaction of Lender; and, such other certificates, documents and other papers and information as Lender may request. Borrower has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Lender upon any amendment, extension or renewal of any Letter of Credit.
(c)    Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts and/or other written demands for payment, and (ii) have an expiry date no later than the Maturity Date, unless Lender otherwise agrees in writing in its sole discretion. Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer (“UCP 500”), or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), as determined by Lender.
    (d)    Borrower agrees:
        (i)    that any amount drawn under a Letter of Credit, if such amount is not immediately reimbursed by Borrower by the time set forth in Section 2.6, shall constitute an Advance under the Line of Credit and shall bear interest and be due and payable as a Revolving Advance;

        (ii)    that upon the expiration, cancellation or termination of the Line of Credit for any reason, Borrower shall, concurrently with such expiration, termination or cancellation, deposit with Lender, as cash collateral for the obligations of Borrower to reimburse Lender for draws under the Letters of Credit, an amount equal to the aggregate undrawn amount of the Letters of Credit to be applied to repay draws thereunder as and when made. Borrower hereby grants to Lender a security interest in such cash collateral;
        (iii)    that upon the occurrence of an Event of Default under this Agreement or the Loan Documents, Borrower shall deposit with Lender, as cash collateral for the obligations of Borrower to reimburse Lender for draws under the Letters of Credit, an amount equal to the undrawn amount of each Letter of Credit to be applied to repay draws thereunder as and when made. Borrower hereby grants to Lender a security interest in such cash collateral;
        (iv)    that the issuance of a Letter of Credit, and any amendment thereto, shall be in form and content satisfactory to Lender and in favor of beneficiaries satisfactory to Lender;
        (v)    to sign each LC Application;
        (vi)    that each Letter of Credit will require drafts payable at sight;
        (vii)    that Lender may automatically charge any of Borrower’s deposit accounts with Lender for applicable fees, expenses, and other charges related to each Letter of Credit in accordance with Lender’s prevailing fee schedule as issued from time to time or other applicable Lender publication;
        (viii)    to be bound by the federal and state regulations, and interpretations thereof, applicable to Lender with respect to a Letter of Credit opened for the account of Borrower and by Lender’s interpretation of a Letter of Credit issued for Borrower’s account;
        (ix)    that Lender shall not be liable for any error, negligence, or mistake (other than Lender’s gross negligence or willful misconduct), whether of omission or commission, in following Borrower’s instructions or those contained in a Letter of Credit or any modification, amendment or supplement thereto;
        (x)    that the provisions of this Agreement as it pertains to Letters of Credit and any other present or future documents or agreements between Borrower and Lender relating to the Letters of Credit are cumulative.
    (e)    In addition and to the extent not otherwise paid in accordance with the foregoing section, Borrower hereby agrees to reimburse Lender for, and indemnify Lender against, any liabilities, obligations, claims, losses, damages, penalties, actions, judgments, costs and expenses (including reasonable and documented attorneys’ fees and legal expenses), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender (the “LC Obligations”), arising in connection with:
        (i)    any payments made by, or obligations of, Lender, including without limitation, commissions, fees, charges and direct expenses under the Letter of Credit and capital or reserve requirements, taxes (other than Excluded Taxes) and interest under the Line of Credit in connection therewith;
        (ii)    the Letters of Credit issued for the account of Borrower or the LC Applications;

        (iii)    a breach of any representation or covenant contained in this Agreement or any LC Application;
        (iv)    any litigation or proceeding related to or arising out of any LC Application or the Letters of Credit; and
        (v)    any document required in connection with the Letters of Credit.
All the LC Obligations of Borrower under this section shall be due and payable promptly upon demand, without defense, set-off, cross-claim, or counterclaim of any kind, unless otherwise required under this Agreement, in United States Dollars and in same day funds. Any amount owing by Borrower that is not paid when due shall bear interest until paid in full at the Default Rate set forth herein. This indemnity shall survive repayment of Borrower’s other obligations to Lender under this Agreement.
Notwithstanding anything set forth above in this Section 2.2(e) to the contrary, Borrower’s indemnity obligations under this Section 2.2(e) shall exclude any claims, losses, damages penalties, actions, judgments, costs or expenses determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen solely and directly from Lender’s gross negligence or willful misconduct.
    (f)    The obligations of Borrower under this Agreement and under the Letters of Credit, LC Applications and any other documents relating to the Letters of Credit, including any of Lender’s standard form documents for letter of credit issuances (collectively, the “L/C-Related Documents”), to reimburse Lender for all obligations, including without limitation, the LC Obligations, incurred by Borrower with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
        (i)    any lack of validity or enforceability of this Agreement or any L/C-Related Document;
        (ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, including without limitation, the LC Obligations, of Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;
        (iii)    the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of the Letters of Credit (or any person for whom any such beneficiary or any such transferee may be acting), Lender or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;
        (vi)    any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;
        (v)    any payment by Lender under any Letter of Credit against presentation of a draft or other requests for payment that does not strictly comply with the terms of the Letter of Credit; or any payment made by Lender under any Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of the Letter of Credit, including any arising in connection with any insolvency proceeding;
        (vi)    any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any continuing guaranty, for all or any of the obligations, including the LC Obligations, of Borrower in respect of the Letters of Credit;
        (vii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower; or
        (viii)     In the event of any inconsistency between the terms of this Agreement and the terms of the applicable LC Application, the terms of this Agreement shall control.
    (g)    Borrower shall pay the Bank a non-refundable fee equal to the Contract Rate less one percent (1.00%), with respect to the Maximum Undrawn Amount of each Letter of Credit. Borrower shall pay this fee upon issuance of each Letter of Credit and annually thereafter to the extent such Letter of Credit is then outstanding, in advance, calculated on the basis of the Maximum Undrawn Amount of each Letter of Credit, and the Contract Rate then in effect, on the day the fee is calculated.
1.3Use of Proceeds.
    (a)    All Revolving Advances made to or for the benefit of Borrower shall be used solely to assist with Borrower’s working capital requirements and for general corporate purposes. Lender shall have no obligation to monitor or verify the use or application of any Revolving Advance disbursed by Lender.
    (b)    Borrower shall not, directly or indirectly, use all or any part of any Revolving Advance for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (the “Board of Governors”) or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock or for any purpose which violates or is inconsistent with Regulation X of the Board of Governors, unless such use has been expressly approved in writing by Lender, in its discretion.
1.4Loan Account. Lender shall maintain on its books a record of account (“Loan Account”) in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility set forth in this Agreement; provided, however, the failure by Lender to so record each Advance shall not adversely affect Lender.
1.5Manner of Borrowing and Payment.
    (a)    Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Lender, in each case on or prior to 2:00 p.m., Pacific time, in Dollars and in immediately available funds, on the date due under the Note (each, a “Payment Date”). On or about concurrently herewith, Borrower shall open with Lender, and maintain with Lender for the term of the Loan, demand deposit account no. 1037595. Borrowers shall ensure that there are sufficient available funds in said deposit account on each Payment Date, from not later than 2:00 p.m., Bakersfield, California time through the close of business on such Payment Date, so that any regularly scheduled payment due on each Payment Date may be made by having Lender auto-debit such account. Any payment received after the close of business on any Business Day will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be due and payable thereon for the period of such extension. Each payment under a Loan Document shall be due and payable at the place provided therein or, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note.
    (b)    Notwithstanding anything to the contrary contained herein, commencing with the first Business Day following the Closing Date, each payment by Borrower on account of an Advance shall be applied first to those Revolving Advances advanced by Lender.
    (c)    Lender shall be entitled to earn interest at the applicable Contract Rate on outstanding Advances which it has funded.
1.6Disbursements, Reimbursement.
(a)    In the event that an amount is paid by Lender under any Letter of Credit in respect of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Lender will promptly notify Borrower (the “Lender Notification”). If Borrower receives the Lender Notification by 11:00 a.m. Pacific time on a Business Day, Borrower shall reimburse (such obligation to reimburse Lender shall sometimes be referred to as a “Reimbursement Obligation”) Lender prior to 2:00 p.m. Pacific time on such Business Day, and if the Lender Notification is given by Lender to Borrower after 11:00am Pacific Time on a Business Day, Borrower shall otherwise reimburse Lender by 12:00 Noon, Pacific Time on the next Business Day (such date required for reimbursement, the “Reimbursement Date”), in each case, in an amount equal to the amount so paid by Lender. In the event Borrower fails to reimburse Lender by the applicable time on the applicable Reimbursement Date, Borrower shall, without need for further notice or demand by Lender, be deemed to have made an irrevocable request that a Revolving Advance be made by Lender to be disbursed on the Reimbursement Date under such Letter of Credit, subject to the amount of the unutilized portion of the lesser of Maximum Revolving Advance Amount or the Borrowing Base and subject to Section 4.2 hereof. Any Lender Notification given pursuant to this Section may be telephonic or via e-mail to ________________________ and/or treasury@bry.com, and thereafter promptly confirmed in writing in accordance with Section 9.4; provided that the lack of such a confirmation pursuant to Section 9.4 shall not affect the conclusiveness or effective date of such Lender Notification.
(b)    With respect to any unreimbursed drawing that is not converted into a Revolving Advance to Borrower in whole or in part as contemplated by Section 2.2(d), because of Borrower’s failure to satisfy the conditions set forth in Section 4.2 (other than any notice requirements) or for any other reason, Borrower shall be deemed to have incurred from Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance.
1.7Overadvance. If, at any time and for any reason, the aggregate principal amount of the outstanding Advances exceeds the lesser of (i) the Maximum Revolving Advance Amount or (ii) the Borrowing Base (an “Overadvance”), Borrower shall immediately pay Lender, in cash, the amount of such Overadvance, which subject to Section 8.5, below, shall be applied to the outstanding principal amount of Advances followed by accrued and outstanding interest thereon and then to the other outstanding Advances or Obligations in such order and manner as Lender, in its sole and absolute discretion, may determine.
1.8Unused Commitment Fee. Borrower agrees to pay to Lender a fee on any difference between the Maximum Revolving Advance Amount and the amount of credit it actually uses, determined by the daily amount of Advances outstanding during the specified period. The fee will be calculated at 0.50% per year. This fee is due on the fifteenth (15th) day after the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2022.
1.9Annual Upfront Fee. Borrower agrees to pay to Lender an annual upfront fee in the amount of Thirty Thousand and No/100 Dollars ($30,000.00) per year (the “Annual Upfront Fee”). This fee is due on the date of this Agreement, and on or before each each anniversary date thereafter until the Maturity Date.
3.SECURITY INTEREST.
1.1Grant of Interest. To secure the payment and performance of all of the Obligations as and when due, Borrower hereby grants to Lender a first priority security interest in all Collateral described in clauses (a)-(d), inclusive, below.
1.2Collateral. The Collateral shall constitute all of Borrower’s personal property assets, other than Excluded Accounts, including without limitation, all of Borrower’s interest in all of the following assets whether now owned or hereafter acquired, and wherever located:
(a)    All Accounts, Receivables, Inventory, Equipment, Investment Property, Goods, Deposit Accounts, and General Intangibles, including, without limitation, all of Borrower’s cash, money, warehouse receipts, bills of lading, purchase orders, letters of credit, letter of credit rights, any client lists, any and all trade secrets, receipts of any kind or nature, documents, contracts and contract rights, invoices, licenses, insurance, and other tangible or intangible property of Borrower resulting from the sale or disposition of all of the foregoing, and all other personal property (including, without limitation, all of Borrower’s money, all personal property now or at any time in the future in Lender’s possession and credit balances);
(b)    All Supporting Obligations related to any of the foregoing;
(c)    All proceeds and products of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), and
(d)    All books and records related to any of the foregoing (all of the foregoing, in clauses (a)-(d), inclusive, together with all other property in which Lender may now or in the future be granted a lien or security interest, other than Excluded Accounts, is referred to herein, collectively, as the “Collateral”). Collateral shall not include any asset which on the Borrower’s books and records Borrower is holding in trust for third persons.
1.3Perfection.
(a)    Lender may file one or more financing statements disclosing Lender’s security interest in the Collateral. Borrower agrees that a photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Borrower approves, authorizes and ratifies any filings or recordings made by or on behalf of Lender in connection with the perfection and continuation of Lender’s security interest with respect to the Collateral.

(b)    Lender may file UCC-1 financing statements against specific items of Equipment, in Lender’s sole discretion, and Borrower agrees to furnish to Lender sufficient identifying information, such as make, model and serial numbers, as Lender may request. Lender may also file a fixture filing in the real property records of the applicable county in California or elsewhere, to perfect its security interest in such items of Equipment as are or become fixtures.
(c)    Upon demand, Borrower will deliver to Lender such other items of Collateral or will execute such documents as are appropriate to grant Lender possession or control of such Collateral as necessary to further perfect Lender’s security interest therein.
(d)    Without limiting any other terms or provisions of this Agreement (including, without limitation, the description of the Collateral set forth in Section 3.2, above), Borrower acknowledges and agrees that the motor vehicles listed on Exhibit “D” attached hereto and incorporated herein by this reference constitute Equipment of the Borrower and shall be included within the meaning of “Collateral” for purposes of this Agreement and Lender’s security interests in the Collateral. By no later than September 12, 2022, Borrower shall deliver to Lender title documents for all motor vehicles which are part of the Collateral, showing the Lender’s interest therein.
4.CONDITIONS PRECEDENT.
1.1Conditions to Initial Advance. The obligation of Lender to make the initial Advance is subject to the satisfaction, in the sole discretion of Lender, at or prior to the first Advance hereunder, of each, every and all of the following conditions:
(a)    Accuracy of Representations and Warranties; No Default. The representations and warranties contained in Sections 5 and 6 below shall have been true and correct when made and shall be true and correct on and as of the Closing Date; and on the Closing Date, no Event of Default and no Potential Default shall have occurred and be continuing.
(b)    Documents and Agreements. Borrower shall deliver to Lender the following documents, in form and substance satisfactory to Lender, in its sole and absolute discretion:
(i)    An executed original of this Agreement;
(ii)    An executed original the Note;
(iii)    A Borrowing Base Certificate, showing borrowing availability pursuant to the terms hereof; and
(v)    Such other documents, instruments and information as Lender shall require.
(c)    Priority of Lender’s Liens. Lender shall have received the results of “of record” searches satisfactory to Lender in its sole and absolute discretion, reflecting its Uniform Commercial Code filing against Borrower and any other Person granting Collateral to Lender, indicating that Lender has a perfected, first priority lien in and upon all of the Collateral, subject only to such Permitted Liens which are also permitted to be senior to the lien of Lender.
(d)    Insurance. Lender shall have received copies of the insurance binders or certificates evidencing Borrower’s compliance with Section 7.2 of this Agreement, including lender’s loss payee endorsements.

(e)    Organizational Documents. Lender shall have received copies of Borrower’s articles of incorporation, and all amendments thereto, and a certificate of good standing (each certified by the applicable Secretary of State, and dated a recent date prior to the Closing Date), and Lender shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.
(f)    Certified Resolutions/Authorizations. Lender shall have received (i) copies of Borrower’s articles of incorporation, by-laws, and all amendments thereto, and (ii) copies of the resolutions of the board of directors of Borrower authorizing the execution and delivery of this Agreement, and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers or managers of Borrower to execute the same on behalf of Borrower certified by the Secretary or other acceptable officer of Borrower as of the Closing Date.
(g)    [Reserved].
(h)    [Reserved].
(i)    Permits and Approvals. Verification and approval of all permits, approvals and authorizations required to pledge the Collateral to Lender.
(j)    Fees. Borrower shall have paid all Fees and Costs payable by Borrower hereunder, including legal fees and costs incurred by Lender in connection with the preparation, negotiation and closing of this Agreement.
(k)    Field Audit. Review and approval of field audit of Borrower verifying methodology and valuation of Accounts and Inventory, performed by an agent designated by Lender, all to the satisfaction of Lender in its sole opinion and judgment.
(l)    Borrower’s Financial Statements. Review and approval of Borrower’s latest year to date month-end internally prepared consolidated financial statements and tax returns (with all forms K-1 attached), together with the similar dated aged accounts receivable and inventory reports, and any other financial statements and reports as required by Lender.
(m)    [Reserved].
(n)    Annual Upfront Fee. Borrower shall have paid to Lender, in immediately available funds, the Annual Upfront Fee, which shall be deemed fully earned by Lender and non-refundable to Borrower upon Lender’s receipt thereof.
(o)    Loan Documents and Agreements. Lender shall have received such other agreements, instruments and documents as Lender may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Lender in Lender’s sole and absolute discretion, and in form for filing in the appropriate filing office, including, but not limited to, those documents listed in Section 4.1(c).
1.2Conditions to all Advances. The obligation of Lender to make any Advance to Borrower (including the initial Advance) is further subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Lender:
(a)    The fact that, immediately before and after the making of any Advance, no Event of Default or Potential Default shall have occurred or be continuing; and

(b)    The fact that the representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of such borrowing.
5.REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. In order to induce Lender to enter into this Agreement and to make the Advances, Borrower represents and warrants to Lender as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:
1.1State of Organization, Existence and Authority.
(a)    Each Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has all requisite limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted. Borrower is and will continue to be qualified and licensed to do business in California and all jurisdictions in which any failure to do so would have a Material Adverse Effect.
(b)    Borrower is not in violation of any term of any of its organizational documents, agreement or instrument to which Borrower is a party or by which it or any of its properties (now or hereafter acquired) may be bound (except for violations which in the aggregate do not have a Material Adverse Effect).
(c)    The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby, and the creation of the lien granted under this Agreement: (i) have been duly and validly authorized by Borrower, (ii) create legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally), (iii) do not violate Borrower’s articles or certificate of formation, or Borrower’s limited liability company agreement, or any law which is binding upon Borrower or its property, (iv) do not constitute a breach of, or grounds for acceleration of, any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property and (v) do not require any consent, approval, license exemption or other action by any Official Body or any other person or entity except such as have already been given or shall be obtained on or before the Closing Date.
1.2Name; Trade Names and Styles. The name of each Borrower set forth in the heading to this Agreement is its correct name. All prior names of Borrower and all of Borrower’s present and prior trade names used from and after October 1, 2021, are listed on Exhibit “B” attached hereto. Borrower shall give Lender thirty (30) days’ prior written notice before changing its name or doing business under any other trade name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.
1.3Place of Business; Location of Collateral. As of the Closing Date, Borrower’s address set forth in Section 9.4 hereof is the address and location of Borrower’s chief executive office. In addition, as of the Closing Date, Borrower has places of business and tangible Collateral located only at the locations set forth on Exhibit “C” attached hereto. Borrower will give Lender written notice within ten (10) days of opening any additional place of business or changing its chief executive office. In addition, within ten (10) days of each calendar month end, Borrower shall furnish to Lender a written report in form and content reasonably satisfactory to Lender advising Lender if, in the immediately preceding calendar month, any of the Collateral has been moved to a location other than Borrower’s address set forth in Section 9.4 or one of the locations set forth on Exhibit “C” hereto, and the current location of such Collateral as of the date of Borrower’s report.
1.4Title to Collateral; Permitted Liens. Borrower is now, and will at all times in the future, be the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. Borrower has rights in and the power to transfer the Collateral. The Collateral is now, and will remain, free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Lender has now, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens which are also permitted to be senior to the lien of Lender, and Borrower will at all times defend Lender and the Collateral against all claims of others. Borrower is not and will not become a lessee under any real property lease which does, or will, prohibit, restrain, impair Borrower’s right to remove any Collateral from the leased premises. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located, unless the failure to do so would not have a Material Adverse Effect.
1.5Maintenance of Collateral. Borrower will maintain the Collateral consisting of Equipment in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will within five (5) Business Days advise Lender in writing of any loss or damage to the Collateral of $200,000.00 or more, individually or in the aggregate.
1.6Books and Records. Borrower will maintain at Borrower’s Address complete and accurate, in all material respects, books and records, in accordance with GAAP.
1.7Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect in all material respects the financial condition of Borrower at the times and for the periods therein stated. Between the last date covered by any such statement provided to Lender and the date hereof, there has been no Material Adverse Effect. Each Borrower is now and will continue to be Solvent.
1.8Tax Returns and Payments; Pension Contributions. Each Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law; and have timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms; and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
1.9Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower’s ownership and/or use of real or personal property, and the conduct and licensing of Borrower’s business, and environmental matters (including, without limitation, any and all Environmental Laws applicable to the conduct and licensing of Borrower’s business).

1.10Litigation. There is no claim, suit, litigation, proceeding or investigation, pending, or to the best of Borrower’s knowledge, threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which if adversely determined against Borrower would result, either separately or in the aggregate, in a Material Adverse Effect (collectively, the “Material Litigation”). Borrower will promptly inform Lender in writing of any Material Litigation.
1.11No Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.
1.12No Advice. Borrower is not relying on Lender, Lender’s agents, or Lender’s consultants or attorneys as to the legal sufficiency, legal effect or tax consequences of this Agreement or the acquisition of assets relating hereto.
1.13Continuing Warranties. Borrower’s representations and warranties set forth in this Agreement shall be true and correct at the time of execution of this Agreement and as of the Closing Date and shall survive the Closing Date and shall remain true and correct in all material respects as of the date given.
6.RECEIVABLES / ACCOUNTS.
1.1Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Lender as follows:
(a)    All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct in all material respects and all such invoices, instruments and other documents and all of Borrower’s books and records are and shall be genuine and in all respects what they purport to be.
(b)    All sales and other transactions underlying or giving rise to each Account shall fully comply in all material respects with all applicable laws and governmental rules and regulations.
(c)    All documents, instruments, and agreements relating to all Accounts are and shall be legally enforceable in accordance with their terms.
1.2Collection of Accounts. Borrower shall collect all Accounts, unless and until an Event of Default has occurred. Lender or its designee shall have the right, upon the occurrence of an Event of Default, to notify the Account Debtors to make payment directly to Lender and to enforce Borrower’s rights against the Account Debtor.
1.3Verification. Lender may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Lender or such other name as Lender may choose.
7.ADDITIONAL COVENANTS OF THE BORROWER.
1.1Financial and Other Covenants. Borrower shall at all times comply with the following covenants:
(a)    Borrower shall maintain on a consolidated basis a ratio of Total Liabilities to Tangible Net Worth of no greater than 1.50 to 1.00 at any time.

(b)    Borrower shall reduce the amount of Revolving Advances outstanding under this Agreement to not more than ninety percent (90%) of the lesser of (i) the Maximum Revolving Advance Amount, or (ii) the Borrowing Base, as of Lender’s close of business on the last day of each fiscal quarter.
(c)    Borrower shall maintain a net income before taxes of not less than $1.00 as of each fiscal year end, determined on an annual basis.
1.2Insurance. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers acceptable to Lender, in such form and amounts as Lender may require (which such insurers, amounts and types of coverage as of the Closing Date being reasonably acceptable to Lender). In addition, Borrower shall obtain such other insurance, with insurers acceptable to Lender, in such form and amounts as Lender may from time to time require, if Lender determines the same to be necessary to protect and/or preserve the Collateral. Borrower shall provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower with respect to the Collateral shall name Lender as an additional insured, and all property, casualty and related insurance policies of Borrower with respect to the Collateral shall name Lender as a loss payee thereon and Borrower shall cause the issuance of a lender’s loss payee endorsement in form acceptable to Lender. Upon receipt of the proceeds of any such insurance, Lender, at its sole option, either (i) shall apply such proceeds to the prepayment of the Obligations in such order or manner as Lender may elect, or (ii) shall disburse such proceeds to Borrower for application to the cost of repairs, replacements, or restorations. All repairs, replacements or restorations shall be promptly effected and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Lender may require assurances that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Lender may, but is not obligated to, obtain the same at Borrower’s expense. Borrower shall give Lender no less than thirty (30) days written notice of any cancellation of any insurance required hereunder and shall promptly forward any Notice of Cancellation it receives from any of its insurers.
1.3Reports. Borrower, at its expense, shall provide Lender with the written reports set forth below, (all in form, substance and detail reasonably satisfactory to Lender) by the dates specified:
(a)    Not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Berry Corp. , to include segment information for Borrower, a balance sheet, income statement and statement of cash flows and sources, together with all supporting schedules and footnotes, which such audited financial statement will be deemed delivered hereunder on the date it is filed with the Securities and Exchange Commission and made publicly available on EDGAR.
(b)    Not later than 60 days after and as of the end of each fiscal quarter, an unaudited internally prepared financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement and statement of cash flows and sources, together with all supporting schedules and footnotes.
(c)    Not later than 20 days after and as of the end of each month, Borrower shall deliver to Lender a monthly Borrowing Base Certificate, prepared and signed by the Chief Financial Officer or another officer of Borrower, summarizing Borrower’s Eligible Accounts Receivables as of the last day of the previous month, accompanied by the following (collectively, “Borrowing Base Supporting Documentation”): (i) a detailed aging of Borrower’s accounts receivable and accounts payable, and (ii) a reconciliation of Borrower’s accounts.

(d)    By no later than January 31 and June 30 of each calendar year, a listing of the names and addresses of all of Borrower’s Account Debtors.
(e)    Promptly upon Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower as Lender may reasonably request.
1.4Information.
(a)    Borrower shall also furnish, or cause to be furnished, to Lender such additional information as Lender may from time to time reasonably request concerning Borrower’s business, and/or financial condition, or any item of Collateral.
(b)    Promptly upon Borrower becoming aware of any Event of Default or Potential Default, Borrower shall give Lender notice thereof, together with a written statement setting forth the nature thereof and the steps which Borrower has taken or is taking to cure the same.
(c)    Promptly upon Borrower becoming aware thereof, Borrower shall give Lender written notice of: (i) any Material Adverse Effect and (ii) the commencement or existence of any proceeding by or before any Official Body against or affecting Borrower which is reasonably likely to be adversely determined and, if adversely decided, would have a Material Adverse Effect.
(d)    Borrower shall promptly notify Lender in writing of any lawsuit in which the claim for damages exceeds One Million and No/100 Dollars ($1,000,000.00) against the Borrower or either of them.
(e)    Borrower shall promptly notify Lender in writing of any sale, transfer, or assignment of membership interests in Borrower, or either of them.
(f)    Borrower shall promptly notify Lender in writing of any change in the Authorized Signer(s) of any Borrower. For purposes hereof, “Authorized Signer(s)” shall have the meaning ascribed to such term in each respective Limited Liability Company Borrowing Authorization and Certificate of Sole Member of even date herewith provided by Borrower to Lender.
1.5Access to Books and Records and Collateral.
(a)    Borrower agrees to reimburse Lender immediately upon demand for all of Lender’s documented fees and out-of-pocket expenses for field audits and appraisals; provided, however, that so long as no Event of Default or Potential Default exists hereunder, Borrower shall not be obligated to reimburse Lender for more than two (2) such appraisals or field audits in any twelve (12)-consecutive calendar month period of time.
(b)    Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower’s books or records at any location other than the location identified in Exhibit “C” hereof without first notifying Lender of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Lender the same rights with respect to access to books and records and related rights as Lender has under this Agreement.
1.6Negative Covenants. Borrower shall not, without Lender’s prior written consent, do any of the following:

(a)    use any of the proceeds of any credit extended hereunder except for the purposes stated in this Agreement, or directly or indirectly use any such proceeds for the purpose of (i) providing financing to, or otherwise funding, any targets of Sanctions; or (ii) providing financing for, or otherwise funding, any transaction which would be prohibited by Sanctions or would otherwise cause Lender or any of Lender’s affiliates to be in breach of any Sanctions.
(b)    create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (i) the liabilities of Borrower to Lender, (ii) any other liabilities of Borrower existing as of, and disclosed to Lender prior to, the date hereof (including under Borrower’s corporate credit card program and fuel program), and (iii) indebtedness and liabilities in an aggregate principal amount at any time outstanding not to exceed $1,000,000.00.
(c)    merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of any Collateral except in the ordinary course of its business.
(d)    guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Lender.
(e)    make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Lender prior to, the date hereof.
(f)    mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower’s assets now owned or hereafter acquired, except any of the foregoing in favor of Lender or Permitted Liens.
(g)    pay or declare any dividends or distributions on the ownership interests in Borrower which would have a Material Adverse Effect (except for ordinary dividends or distributions payable solely in stock form of ownership interests in Borrower) unless Borrower’s profits are sufficient to pay or declare same;
(h)    make any change in Borrower’s capital structure which would have a Material Adverse Effect;
(i)    dissolve or elect to dissolve;
(j)    change the state of its organization; or
(k)    change its legal name.
Transactions permitted by the foregoing provisions of this Section are only permitted if no Potential Default or Event of Default is continuing or would occur as a result of such transaction.

1.7Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Lender, make available Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lender may in good faith deem them necessary in order to prosecute or defend any such suit or proceeding.

1.8Further Assurances. Borrower agrees, at its expense, on request by Lender, to execute all documents and take all actions, as Lender, may in good faith deem necessary or useful in order to perfect and maintain Lender’s perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.
1.9Terrorism and Anti-Money Laundering. Borrower warrants and agrees as follows:
(a)    As of the date hereof and throughout the term of the Line of Credit: (i) Borrower; (ii) any Person controlling or controlled by Borrower; (iii) if Borrower is a privately held entity, any Person having a beneficial interest in Borrower; or (iv) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is not an OFAC Prohibited Person.
(b)    To comply with applicable U.S. Anti-Money Laundering Laws and regulations, all payments by Borrower to Lender or from Lender to Borrower will only be made in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.
(c)    To provide Lender at any time and from time to time during the term of the Line of Credit with such information as Lender determines to be necessary or appropriate to comply with the Anti-Money Laundering Laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, any Person controlling or controlled by Borrower or any Person having a beneficial interest in Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.
(d)    The representations and warranties set forth in this Section 7.9 shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under this Agreement and the Loan Documents or receives any payment from Lender. Borrower agrees promptly to notify Lender in writing should Borrower become aware of any change in the information set forth in these representations.
1.10Field Audits.
    (a)    Borrower shall permit Lender, on five (5) Business Days’ prior notice, to conduct appraisals and/or field audits of Borrower verifying Borrower’s methodology and valuation of the Accounts, Inventory and other Collateral of Borrower, performed by an agent or third party professional designated by Lender, all to the satisfaction of Lender in its sole opinion and judgment. In addition, Borrower shall, during normal business hours, from time to time upon five (5) Business Days’ prior notice as frequently as Lender determines to be appropriate in its sole opinion and judgment: (a) provide Lender and any of its officers, employees, agents and third party professionals access to its properties, facilities, advisors, officers and employees of Borrower and to the Collateral of Borrower, and (b) permit Lender and any of its officers, employees, agents and third party professionals to inspect, audit and make extracts from Borrower’s books and records. Borrower shall, during normal business hours, from time to time upon five (5) Business Days’ prior notice permit Lender, and its officers, employees, agents and third party professionals to inspect, review, evaluate and make test verifications and counts for the Accounts, Inventory and other Collateral of Borrower. If an Event of Default has occurred and is continuing, Borrower shall provide such access to Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Lender with access to each of its suppliers and customers. Borrower shall promptly make available to Lender and its counsel originals or copies of all books and records that Lender may reasonably request. Borrower shall delivery any document or instrument necessary for Lender as it may from time to time request to obtain records from any service bureau or other Person that maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Lender will give Borrower at least five (5) Business Days’ prior written notice of regularly scheduled appraisals and/or field audits. Borrower shall, upon demand by Lender, reimburse Lender for any cost incurred for such appraisals and field audits; provided, however, that so long as no Event of Default or Potential Default exists hereunder, Borrower shall not be obligated to reimburse Lender for more than two (2) such third party appraisals or field audits in any twelve (12)-consecutive calendar month period of time.
    (b)    If an audit, field exam, or appraisal discloses findings and conclusions that Lender deems unsatisfactory in its Permitted Discretion, in addition to the rights and remedies set forth in this Agreement, Lender reserves the right to take such corrective action as it deems appropriate in its Permitted Discretion, including but not limited to termination or reduction of the Line of Credit.
1.11Landlord Waivers. Upon written request by Lender, Borrower shall furnish duly executed landlord waivers and access agreements, in form and substance satisfactory to Lender, in Lender’s Permitted Discretion, and, when deemed appropriate by Lender, in form for recording in the appropriate recording office, with respect to any or all leased locations where Borrower maintains any Collateral.
1.12Third Party Custody. Upon written request by Lender with respect to any Collateral that is in the possession of a third party, Borrower shall join with Lender in notifying such third party of Lender’s security interest and obtaining an acknowledgement from such third party that it is holding such Collateral for the benefit of Lender, which acknowledgment shall be in form and substance satisfactory to Lender, in Lender’s Permitted Discretion.
1.13Certificates of Title. By no later than September 12, 2022, Borrower shall deliver to Lender title documents for all motor vehicles which are part of the Collateral, showing the Lender’s interest therein.
8.EVENTS OF DEFAULT AND REMEDIES.
1.1Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:
(a)    Borrower shall fail to pay when due any amounts owing under the Note or any interest thereon, or any other monetary Obligation under this Agreement or the Loan Documents; or
(b)    Borrower shall fail to provide to Lender any notices or financial reports specified in this Agreement within ten (10) days of the date due; or
(c)    Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Loan Documents, and such failure continues for fifteen (15) days; or

(d)    Any warranty, representation, statement, report or certificate made or delivered to Lender by Borrower or any of Borrower’s officers, employees or agents, now or in the future, shall be untrue or misleading in any material respect; or
(e)    Borrower shall fail to give Lender access to its books and records or the Collateral as provided herein, or shall breach any negative covenant set forth in Section 7.6 above; or
(f)    Borrower shall fail to comply with the financial covenants (if any) set forth in Section 7.1; or
(g)    Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral; or
(h)    Any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or
(i)    Borrower breaches any material contract, lease or other obligation, which has or may reasonably be expected to have a Material Adverse Effect; or
(j)    Dissolution, termination of existence, termination of business, insolvency or business failure of Borrower; or the appointment of a receiver, trustee or custodian, for all or any part of the other property of Borrower; or the assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or
(k)    Commencement of any proceeding against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not dismissed within sixty (60) days after the date commenced; or
(l)    Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which would constitute a voidable transfer under the Uniform Voidable Transactions Act; or
(m)    Revocation or termination of, or limitation or denial of liability upon, any pledge of any material asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or
(n)    Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or
(o)    Borrower shall suffer or experience any Change of Control without Lender’s prior written consent; or
(p)    Lender shall not have a valid first priority security interest in any item of Collateral, except as to items of Collateral which are subject to Permitted Liens that are also permitted to be prior; or

(q)    There is any Material Adverse Effect; or
(r)    Any default occurs under, or Borrower fails to comply with or to perform any term, obligation, covenant or condition, contained in, any other agreement between Lender and Borrower; or
(s)    Borrower commits a breach or default in the payment or performance of any other obligation of Borrower under any instrument, agreement, guaranty or document evidencing, supporting or securing any other loan or credit extended by any other creditor to Borrower or its Affiliates.
1.2Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:
(a)    Cease making any Advances under this Agreement or otherwise extending credit to Borrower under this Agreement or any other document or agreement;
(b)    Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;
(c)    Exercise all rights and remedies available to a secured party under the Code;
(d)    Take possession of, or obtain the appointment of a receiver to take control of, any or all of the Collateral wherever it may be found. For that purpose Borrower hereby authorizes Lender and Lender’s representatives to enter onto any of Borrower’s premises without interference to take possession of any of the Collateral, and remain on the premises, without charge for so long as Lender deems it necessary in order to complete the enforcement of its rights under this Agreement.
(e)    Require Borrower to assemble any or all of the Collateral and make it available to Lender or Lender’s representatives at places designated by Lender which are convenient to Lender or Lender’s representatives and Borrower;
(f)    Complete the processing or repair of any Collateral prior to a disposition thereof; and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower’s premises, vehicles and other equipment and all other property without charge. Lender is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, as it pertains to the Collateral, in completing production of, advertising for sale, and selling or otherwise disposing of any Collateral as provided in the Code;
(g)    Sell, lease, license or otherwise dispose of any of the Collateral as provided in the Code, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private dispositions, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Lender shall have the right to conduct such disposition on Borrower’s premises without charge, for such time or times as Lender deems reasonable, or on Lender’s premises, or elsewhere and the Collateral need not be located at the place of disposition. Lender may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale, lease, license or other disposition of

Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;
(h)    Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Lender to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, and, in Lender’s sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; and
(i)    Demand and receive possession of any of Borrower’s federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.
All expenses, costs, liabilities and obligations incurred by Lender (including attorneys’ Fees and Costs with respect to the foregoing) shall be due from Borrower to Lender on demand. Lender may charge the same to Borrower’s Loan Account, and the same shall thereafter bear interest at the same rate as is applicable in this Agreement.
1.3Standards for Determining Commercial Reasonableness.
    (a)    Borrower and Lender agree that any disposition, as defined in the Code (“disposition”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:
(i)    Notice of the disposition is given to Borrower at least ten (10) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least ten (10) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;
(ii)    Notice of the disposition describes the Collateral in general, non-specific terms;
(iii)    The disposition is conducted at a place designated by Lender, with or without the Collateral being present;
(iv)    The disposition commences at any time between 8:00 a.m. and 6:00 p.m., Pacific time; and
(v)    With respect to any disposition of any of the Collateral, Lender may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.
(b)    Lender shall be free to employ other methods of noticing and disposing of the Collateral, in its discretion.
(c)    Lender shall have no obligation to attempt to satisfy the Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and Lender may release, modify or waive any collateral provided by any other third Person as security for the Obligation or any portion thereof, all without affecting Lender’s rights against Borrower. Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations.

(d)    Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and Lender’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(e)    Lender may dispose of the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(f)    If Lender disposes of any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event that the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such disposition.
1.4Power of Attorney.
(a)    Borrower grants to Lender an irrevocable power of attorney coupled with an interest, effective upon and during the continuance of an Event of Default, authorizing and permitting Lender (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower’s expense, to do any or all of the following, in Borrower’s name or otherwise:
(i)    Execute on behalf of Borrower any documents that Lender may, in its sole discretion, deem advisable in order to perfect and maintain Lender’s security interest in the Collateral, or in order to exercise a right of Borrower or Lender, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;
(ii)    Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Lender’s Collateral or in which Lender has an interest;
(iii)    Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any notice of lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien;
(iv)    Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Lender’s possession;
(v)    Endorse all checks and other forms of remittances received by Lender;
(vi)    Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;
(vii)    Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

(viii)    Pay any sums required on account of Borrower’s taxes or to secure the release of any liens therefor, or both;
(ix)    Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;
(x)    Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; and
(xi)    Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.
(b)    Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys’ fees incurred by Lender (including attorneys’ fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Lender may charge the foregoing to Borrower’s Loan Account and the foregoing shall thereafter bear interest at the same rate specified in this Agreement. In no event shall Lender’s rights under the foregoing power of attorney, or any of Lender’s other rights under this Agreement, be deemed to indicate that Lender is in control of the business, management or properties of Borrower.
(c)    Borrower shall, subject to clause (d), below, pay, indemnify, defend, and hold Lender, Lender’s affiliates and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys’ fees and disbursements and other documented costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with, or as a result of, or related to: (i) the execution, delivery, enforcement, performance, and administration of this Agreement and any Loan Documents or the transactions contemplated herein, or (ii) any investigation, litigation, or proceeding related to this Agreement, any Loan Document, or (iii) the use of the proceeds of the Advances provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or (iv) any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”).
(d)    Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.
1.5Application of Proceeds After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Lender on account of the Obligations or any other amounts outstanding under any of the Loan Documents or in respect of the Collateral, shall be applied to the Obligations in such order as Lender may choose, at Lender’s discretion.Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Lender shall have all the other rights and remedies accorded a secured party in equity and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Lender and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed.
9.GENERAL PROVISIONS.
1.1Application of Payments. All voluntary payments with respect to the Obligations will be applied in accordance with the Note, all payments in respect of an Overadvance shall be applied as set forth in Section 2.7, and payments received after an Event of Default will be applied as set forth in Section 8.5 above.
1.2Charges to Accounts. Borrower shall pay its monetary Obligations in cash to Lender, and to the extent not paid when due, Lender may, at its election, charge them to Borrower’s Loan Account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Advances.
1.3Monthly Accountings. Lender shall provide Borrower monthly with a copy of the Loan Account that reflects all advances, charges, expenses and payments made pursuant to this Agreement. Such Loan Account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within sixty (60) days after each Loan Account is rendered, describing the nature of any alleged errors or omissions.
1.4Notices. Any notice, demand or request required hereunder shall be given in writing (at the addresses set forth below) by any of the following means: (a) personal service; (b) overnight courier; or (c) registered or certified, first class U.S. mail, return receipt requested.
To C&J:        To Lender:

C&J WELL SERVICES, LLC        TRI COUNTIES BANK
16000 N. Dallas Parkway, Suite 500        5000 California Avenue, Suite 110
Dallas, Texas 75248        Bakersfield, California 93309
Attn: Treasurer        Attn: Aytom Salomon, Vice President

To CJ BERRY WELL SERVICES MANAGEMENT:

CJ BERRY WELL SERVICES MANAGEMENT, LLC
16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
Attn: Treasurer

or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto pursuant to this section. Any notice, demand or request sent pursuant to subsection (b), above, shall be deemed received on the business day immediately following deposit with the overnight courier, and, if sent pursuant to subsection (c), above, shall be deemed received forty-eight (48) hours following deposit into the U.S. mail.

1.5Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

1.6Integration. This Agreement and the Loan Documents and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower, Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith. Lender and Borrower agree that this Agreement and the Loan Documents reflect the intentions of the parties thereto and that parol evidence is not required to interpret them.
1.7Amendment and Waivers. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Lender and clearly specifying the extent of the amendment or the waiver. Any waiver of an Event of Default or Potential Default shall not be deemed as continuing and shall not extend to any subsequent or other Event of Default or Potential Default. The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lender shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith.
1.8 Borrower Waivers. Unless otherwise expressly required by this Agreement, Borrower hereby waives: (i) demand, protest, notice of protest and notice of dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, (ii) notice of default and (iii) notice of any action taken by Lender, unless expressly required by this Agreement.
1.9No Liability for Ordinary Negligence. Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Lender, but nothing herein shall relieve Lender from liability for its own gross negligence or willful misconduct.
1.10Actions. Whether or not an Event of Default has occurred, Lender shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which Lender determines may affect (a) the Collateral; (b) Borrower’s or Lender’s respective rights or obligations under this Agreement; (c) the Advances; or (d) the disbursement of any proceeds of any Advance.
1.11Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.
1.12Attorneys’ Fees, Costs and Charges.
(a)    On demand, Borrower shall reimburse Lender for all costs and expenses, including, without limitation, reasonable attorneys’ fees and the allocable fees and costs of Lender’s in-house counsel, if applicable (collectively the “Fees and Costs”) expended or incurred by Lender in any way in connection with: (i) all fees and costs incurred by Lender in connection with the negotiation and preparation of this Agreement and the Loan Documents; (ii) the enforcement of this Agreement or any Loan Documents and the rights and remedies thereunder, including, without limitation, Fees and Costs incurred in connection with any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under this Agreement in connection with such enforcement or workout; (iii) collecting any sum which is or becomes due to Lender; (iv) any proceeding, or any appeal; or (v) the exercise of the power of attorney granted to Lender in this Agreement. Fees and Costs shall include, without limitation, all documented, out-of-pocket fees and costs incurred by Lender in accordance with this Agreement and the Loan Documents in connection with the appraisal, inspection, assessment, evaluation and insuring of the Collateral. If litigation or other legal action is filed or commenced in connection with this Agreement or any of the Loan Documents the prevailing party shall be entitled to its Fees and Costs. Fees and Costs shall include, without limitation, reasonable attorneys’ fees and costs incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, adversary proceeding, contested matter, submission or confirmation or opposition to plan of reorganization or any other activity of any kind in connection with a bankruptcy case or relating to any petition or the filing thereof under Title 11 of the United States Code; (4) garnishment, levy, and debtor and third party examinations; and (5) post judgment motions and proceedings of any kind taken to clarify, collect or enforce any judgment or award.
(b)    All Fees and Costs to which Lender may be entitled pursuant to this Agreement shall be paid within ten (10) days of written demand by Lender. If not paid by Borrower when due, then, at Lender’s election, and without further notice to borrower, such Fees and Costs may be charged by Lender to Borrower’s Loan Account and shall thereafter bear interest at the Contract Rate.
1.13Benefit of Agreement and Assignment.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void.
(b)    No consent by Lender to any assignment shall release Borrower from its liability for the Obligations. Lender may assign its rights and delegate their duties hereunder without the consent of Borrower.
(c)    Lender reserves the right to syndicate all or a portion of the transaction created herein, and/or to sell, assign, transfer, pledge, negotiate, or grant participations in, all or any part of Lender’s rights and benefits hereunder, and/or any or all servicing rights with respect thereto. In connection with any such syndication, assignment or participation, Lender is authorized to forward or disclose to each purchaser, transferee, assignee, servicer, participant, and any organization maintaining databases on the underwriting and performance of commercial loans, all documents and information which Lender now or hereafter may have relating to the Line of Credit, Borrower or Borrower’s business, as Lender determines to be necessary or desirable. Any such syndication, assignment or participation by Lender shall not require the consent of Borrower. Upon Lender’s request, Borrower shall cooperate with Lender in connection with any of the transactions contemplated by this Section.
1.14Entire Understanding.
(a)    This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower and Lender supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower’s and Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
1.15Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, all future holders of the Obligations and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.
1.16Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations in accordance with this Agreement and the Loan Documents. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.
1.17Indemnity. Borrower shall indemnify Lender and each of its officers, directors, Affiliates, attorneys, employees and Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Loan Documents, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 9.17 by any Person under any Environmental Laws or similar laws by reason of Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (other than Excluded Taxes) shall be payable by Lender or Borrower on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any applicable law now or hereafter in effect, Borrower will pay (or will promptly reimburse Lender for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 9.17 harmless from and against all liability in connection therewith.
1.18Captions. Headings have been set forth herein for convenience only and shall not affect the interpretation or meanings of any provisions of this Agreement. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Agreement.

1.19Independent Counsel. Borrower and Lender each acknowledge that: (i) they have had the opportunity to be represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel, as applicable; (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their representative counsel, as applicable; and (iv) the fact that this Agreement was prepared by Lender’s counsel as a matter of convenience shall have no import or significance.
1.20Publicity. Lender is hereby authorized, at its expense to, with the prior written consent of Borrower in its sole discretion, issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.
1.21Governing Law; Jurisdiction; Venue.
(a)    This Agreement and all acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by the internal laws of the State of California, without regard to its conflicts of law principles.
(b)    As a material part of the consideration to Lender to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Lender’s option, be litigated in courts located within California, and that the exclusive venue therefor shall be Kern County; (b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.
1.22Relationship of Parties. Lender shall not be deemed to be, nor does Lender or Borrower intend that Lender shall ever become, a partner, joint venturer, fiduciary, manager, controlling person or participant of any kind in the business or affairs of Borrower, whether as a result of this Agreement or any of the transactions contemplated by this Agreement. In exercising its rights and remedies under this Agreement, Lender shall at all times be acting only as a lender to Borrower within the normal and usual scope of activities of a lender.
1.23Counterparts and Electronic Signatures. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. Copies of this Agreement shall have the same force and effect as originals, and shall be fully and legally enforceable in all respects. This Agreement may be signed and transmitted and delivered by any means or method, to include without limitation, digitally, electronically, electronic mail, facsimile, or by postal mail. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Lender of a manually signed version of this Agreement, which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention; provided, however, that any digital, electronic or facsimile form of this Agreement transmitted or delivered to Lender shall be promptly followed by an original if required by Lender.
1.24WAIVER OF RIGHT TO TRIAL BY JURY; JUDICIAL REFERENCE IN THE EVENT OF JURY TRIAL WAIVER UNENFORCEABILITY. The parties hereby agree that any claims, controversies, disputes, or questions of interpretation, whether legal or equitable, arising out of, concerning or related to this Agreement and all Loan Documents executed by Borrower shall be heard by a single referee by consensual general judicial reference pursuant to the provisions of California Code of Civil Procedure sects 638 et seq., who shall determine all issues of fact or law and to report a statement of decision. The referee shall also have the power to hear and determine proceedings for ancillary relief, including, but not limited to, applications for attachment, issuance of injunctive relief, appointment of a receiver, and/or claim and delivery. The costs of the proceeding shall be borne equally by the parties to the dispute, subject to the discretion of the referee to allocate such costs based on a determination as to the prevailing party(ies) in the proceeding. By initialing below the parties acknowledge that they have read and understand the foregoing Judicial Reference provisions and understand that they are waiving their right to a jury trial.

Borrower and Lender have initialed this Section 9.24 to further indicate their awareness and acceptance of each and every provision hereof.

/s/ KPM          /s/ KPM
C&J Well Services’ Initials    CJ Berry Well Services Management’s Initials

/s/ AS
Lender’s Initials
10.CROSS-GUARANTY
1.1Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 10 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 10 shall be absolute and unconditional, irrespective of, and unaffected by:
(a)    The genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;
(b)    The absence of any action to enforce this Agreement (including this Section 10) or any Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;
(c)    The existence, value or condition of, or failure to perfect its lien against any Collateral or any action, or the absence of any action, by Lender in respect thereof (including the release of any Collateral);
(d)    The insolvency of any other Borrower; or
(e)    Any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder. All waivers by a Borrower under this Section 10 with respect to such Borrower’s role as a surety, guarantor or co-obligor shall not effect such Borrower’s rights with respect to the Obligations owed by such Borrower as a direct borrower.
1.2Waivers by Each Borrower. Each Borrower expressly waives and agrees not to assert any rights or defenses it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, including:
(a)    Any right to require Lender to marshal assets in favor of any Borrower, any other guarantor or any other Person, to proceed against any other Borrower, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or comply with any other provisions of Section 9601 and following of the California Uniform Commercial Code (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of Lender whatsoever;
(b)    Any defense arising by reason of any lack of corporate or other authority or any other defense of any other Borrower or any other Person;
(c)    Any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of any Borrower or the right of any Borrower to proceed against any other Borrower or any other obligor of the Obligations for reimbursement; and
(d)    Without limiting the generality of the foregoing, to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 10, including any and all benefits that otherwise might be available to such Borrower under California Civil Code Sections 1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726 or similar provisions of Law in any other jurisdiction. Accordingly, each Borrower waives all rights and defenses that such Borrower may have because the other Borrower’s debt is secured by real property. This means, among other things: (i) Lender may collect from any Borrower without first foreclosing on any Collateral pledged by the other Borrower; and (ii) if Lender forecloses on any real property Collateral pledged by any Borrower; (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the real property Collateral is worth more than the sale price, and (2) Lender may collect from such Borrower even if Lender, by foreclosing on the real property Collateral, has destroyed any right any Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Borrower may have because the other Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or similar provisions of Law in any other jurisdiction.
1.3Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 10 are for the benefit of Lender and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower or Lender, the obligations of such other Borrower under the Loan Documents.
1.4Subrogation and Related Waivers. Notwithstanding anything to the contrary in this Agreement or in any Loan Document, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 10, and that Lender and its respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.
1.5Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 10. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law, this Agreement or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 10, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any sale.
1.6Liability. The liability of each Borrower under this Section 10 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[signatures appear on following pages]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the heading to this Agreement.

BORROWER:

C&J WELL SERVICES, LLC,
a Delaware limited liability company

By:     /s/ Kyle McNayr
Name:     Kyle McNayr
Title:     Treasurer

CJ BERRY WELL SERVICES MANAGEMENT, LLC,
a Delaware limited liability company

By:     /s/ Kyle McNayr
Name:     Kyle McNayr
Title:     Treasurer

LENDER:

TRI COUNTIES BANK,
a California banking corporation

By:     /s/ Aytom Salomon
Name:     Aytom Salomon
Its:     Vice President

PROMISSORY NOTE

$15,000,000.00    Bakersfield, California    August 9, 2022
FOR VALUE RECEIVED, C&J WELL SERVICES, LLC, a Delaware limited liability company (“C&J Well Services”), and CJ BERRY WELL SERVICES MANAGEMENT, LLC, a Delaware limited liability company (“CJ Berry Well Services Management”, and together with C&J Well Services, at times hereinafter referred to individually and collectively as “Borrower”), promise to pay to TRI COUNTIES BANK, a California banking corporation (“Lender”), or its order, at its office located at 5000 California Avenue, Suite 110, Bakersfield, California 93309, or at such other place as the holder hereof may designate, in lawful money of the United States of America, the maximum principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or so much thereof as shall have been advanced and is outstanding together with interest, on the outstanding principal balance, until paid in full in accordance with the terms, conditions and provisions as hereinafter set forth in this Promissory Note (this “Note”).
1.LOAN AGREEMENT. This Note is the “Note” as defined in that certain Revolving Loan and Security Agreement dated as of even date herewith (the “Loan Agreement”), entered into by and between Borrower and Lender, as it may be amended, restated, supplemented and otherwise modified from time to time, and is subject to all of the terms and conditions thereof. This Note is a revolving promissory note subject to the terms and conditions of the Loan Agreement. All capitalized terms not defined herein shall have the same meaning as in the Loan Agreement. In the event of a conflict between the terms of this Note and the Loan Agreement, the terms of this Note shall prevail. Advances under this Note shall be made pursuant to the Loan Agreement.
2.INTEREST RATE. Interest on the outstanding principal balance of this Note shall be computed and calculated based upon a three hundred sixty (360)-day year and actual days elapsed and shall accrue at the per annum rate (the “Note Rate”) equal to one and one-quarter of percent (1.25%) in excess of The Wall Street Journal Prime Rate (as defined below), as the rate may change from time to time. The “Wall Street Journal Prime Rate” is and shall mean the variable rate of interest, on a per annum basis, which is announced and/or published in the “Money Rates” section of The Wall Street Journal from time to time as its “Prime Rate”. The Note Rate shall be redetermined whenever The Wall Street Journal Prime Rate changes. Borrower understands and acknowledges that The Wall Street Journal Prime Rate is one of Lender’s base rates, and only serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of Lender’s base rates. If The Wall Street Journal Prime Rate becomes unavailable during the term of this Note, Lender may designate such substitute index as Lender determines in its reasonable discretion to be most comparable to the then-current index, after notice to Borrower. Borrower acknowledges that it understands that the calculation of interest based on the foregoing method will result in a higher effective rate of interest than if calculated on a three hundred sixty-five (365)-day year.
3.PRINCIPAL AND INTEREST PAYMENTS. Interest shall be due and payable quarterly, in arrears, commencing on September 30, 2022 and shall continue to be due and payable, in arrears, on the last day of each and every calendar quarter thereafter (i.e., September 30, December 31, March 31, and June 30) until the Maturity Date (as hereinafter defined).
Upon the Maturity Date, the entire unpaid obligation outstanding under this Note, the Loan Agreement and any other Loan Documents shall become due and payable in full.

All payments due hereunder, including payments of principal and/or interest, shall be made to Lender in United States Dollars and shall be in the form of immediately available funds reasonably acceptable to the holder of this Note.
4.APPLICATION OF PAYMENTS. In the absence of a Default, and with the exception of Overadvances which shall be paid and applied in accordance with Section 2.7 of the Loan Agreement, all payments received by Lender from, or for the account of Borrower, due hereunder shall be applied by Lender in the following manner:
a.    First. To pay any and all interest due, owing and accrued;
b.    Second. To pay any and all costs, advances, expenses or fees due, owing and, payable to Lender, or paid or incurred by Lender, arising from or out of this Note, the Loan Agreement, and any Loan Documents; and
c.    Third. To pay the outstanding principal balance of this Note.
Notwithstanding the foregoing, after the occurrence and during the continuance of a Default, all payments received by Lender from, or for the account of Borrower, due hereunder shall be applied by Lender in any order or manner as Lender chooses, in its sole and absolute discretion.
All records of payments received by Lender shall be maintained at Lender’s office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrower. The failure of Lender to record any payment or expense shall not limit or otherwise affect the obligations of Borrower under this Note.
5.MATURITY DATE. On June 5, 2025 (“Maturity Date”), the entire unpaid principal balance, and all unpaid accrued interest thereon, shall be due and payable without demand or notice. In the event that Borrower does not pay this Note in full on the Maturity Date then, as of the Maturity Date and thereafter until paid in full, the interest accruing on the outstanding principal balance hereunder shall be computed, calculated and accrued on a daily basis at the Default Rate (as hereinafter defined).
6.HOLIDAY. Whenever any payment to be made under this Note shall be due on a day other than a Business Day, including Saturdays, Sundays and legal holidays generally recognized by banks doing business in California, then the due date for such payment shall be automatically extended to the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of the interest portion of any payment due hereunder.
7.NO OFFSETS OR DEDUCTIONS. All payments under this Note shall be made by Borrower without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, present or future taxes, present or future reserves, imposts or duties of any kind or nature, that are imposed or levied by or on behalf of any government or taxing agency, body or authority by or for any municipality, state or country. If at any time, present or future, Lender shall be compelled by any law, rule, regulation or any other such requirement which on its face or by its application requires or establishes reserves, or payment, deduction or withholding of taxes, imposts or duties to act such that it causes or results in a decrease, reduction or deduction (as described above) in payment received by Lender, then, within ten (10) days after written request from Lender, Borrower shall pay to Lender such additional amounts, as Lender shall deem necessary and appropriate, such that every payment received under this Note, after such decrease, reserve, reduction, deduction, payment or required withholding, shall not be reduced in any manner whatsoever.

8.DEFAULT. An Event of Default under the Loan Agreement shall constitute a default under this Note (hereinafter “Default”). Upon the occurrence of a Default hereunder which is continuing, Lender may, in its sole and absolute discretion, declare the entire unpaid principal balance, together with all accrued and unpaid interest thereon, and all other amounts and payments due hereunder, immediately due and payable, without notice or demand.
9.DEFAULT RATE. From and after the occurrence of any Default under this Note whether by non-payment, maturity, acceleration, non-performance or otherwise, and until such Default has been cured, all outstanding amounts under this Note (including, but not limited to, interest, costs and late charges) shall bear interest at a per annum rate (“Default Rate”) equal to four percent (4%) over the Note Rate.
10.PREPAYMENT. Borrower shall have the right at any time following three (3) calendar days prior written notice to Lender to prepay any portion of the Obligations outstanding under this Note without premium or penalty. Any such prepayment shall not result in a reamortization, deferral, postponement, suspension or waiver of any and all other payments due under this Note.
11.LATE CHARGES. Time is of the essence for all payments and other obligations due under this Note. Borrower acknowledges that if any payment required under this Note is not received by Lender within ten (10) calendar days after the same becomes due and payable, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender by reason of such administrative expenses and loss of the use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that five percent (5%) of the amount of the delinquent payment, together with interest accruing on the entire principal balance of this Note at the Default Rate, as provided above, shall be the amount of damages which Lender is entitled to receive upon Borrower’s failure to make a payment of principal or interest when due, in compensation therefor. Therefore, Borrower shall, in such event, without further demand or notice, pay to Lender, as Lender’s monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of the delinquent payment (in addition to interest at the Default Rate). The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under any of the Loan Documents, or to declare a default hereunder or under any of the Loan Documents.
12.SECURITY AND ACCELERATION. This Note is secured by, among other things, the Collateral pursuant to the Loan Agreement. Section 8.2 of the Loan Agreement provides for the immediate acceleration of this Note upon the occurrence and during the continuance of any Default hereunder.
13.WAIVERS. Borrower hereby waives grace, diligence, presentment, demand, notice of demand (except as expressly set forth in this Note), dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by law, and all compensation of cross-demands pursuant to California Code of Civil Procedure Section 431.70.

No delay, omission or failure on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy of Lender.
14.MAXIMUM LEGAL RATE. This Note is subject to the express condition that at no time shall Borrower be obligated, or required, to pay interest on the principal balance at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which Lender is permitted to charge. If, by the terms of this Note, Borrower is, at any time, required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and any portion of all prior interest payments in excess of such maximum rate shall be applied, or shall retroactively be deemed to have been payments made, in reduction of the principal balance, as the case may be.
15.AMENDMENT; GOVERNING LAW. This Note may be amended, changed, modified, terminated or canceled only by a written agreement signed by Borrower and Lender. This Note shall be governed by, and construed under, the laws of the State of California.
16.AUTHORITY. Borrower hereby represents and warrants to Lender that, by its execution below, Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower without exception or limitation. In the event that this Note is executed by more than one person or entity, the liability hereunder shall be joint and several.
17.USA PATRIOT ACT NOTICE. Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan.  Lender hereby notifies Borrower that it may ask for Borrower’s legal name, address, and tax ID number.  Lender hereby notifies Borrower that it may also ask for additional information or documentation, or take other actions, reasonably necessary to verify the identity of Borrower or other related persons.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.
BORROWER:
C&J WELL SERVICES, LLC,
a Delaware limited liability company

By:     /s/ Kyle McNayr
Name:     Kyle McNayr
Title:     Treasurer

CJ BERRY WELL SERVICES MANAGEMENT, LLC,
a Delaware limited liability company

By:     /s/ Kyle McNayr
Name:     Kyle McNayr
Title:    Treasurer